Exhibit 10.1

Confidential treatment has been requested for portions of this exhibit. The omitted portions of this exhibit are designated as [**] and have been filed separately with the Securities and Exchange Commission.

PHOTO-FINISHING SERVICES AGREEMENT

THIS PHOTO-FINISHING SERVICES AGREEMENT (the "Agreement") is entered into this 18th day of January, 2005 between PhotoWorks ("PhotoWorks") and District Photo, Inc. ("DPI").

RECITALS:

A.         WHEREAS, DPI provides mail-order retail and wholesale photo-finishing services which include producing photographic prints from film rolls and digitally stored images (" Printing Services") and standard film developing and printing (together with Printing Services, such services known as "Photo-finishing Services");

B.	WHEREAS, PhotoWorks provides mail-order Photo-finishing Services for customers;
C.	WHEREAS, PhotoWorks wishes to engage DPI to provide Photo-finishing Services;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Photo-finishing Services

(a)        Exclusivity. PhotoWorks shall transition its Photo-finishing Services to DPI with a start date of March 8, 2005, in accordance with a schedule to be agreed between the parties, but to be completed no later than 120 days after DPI's receipt of the first PhotoWorks order. PhotoWorks agrees to engage DPI as its sole and exclusive provider of all Photo-finishing Services (other than the production of photographic prints or products from digitally stored images) for PhotoWorks or its affiliates, as provided in paragraph (b) below, and DPI agrees to perform such services in accordance with the provisions of this Agreement.

(b)	Types of Services
	(1)	DPI shall provide Printing Services for all film orders received by PhotoWorks. PhotoWorks will deliver at its expense all such work to DPI.
	(2)	DPI will process film, such processing to include developing, scanning and uploading for digital storage, in accordance with orders submitted by PhotoWorks or its affiliates.

(c)        Term. Unless sooner terminated in accordance with the terms of this Agreement, this Agreement shall commence as of March 8, 2005 and expire on March 8, 2008. Thereafter, this Agreement shall be automatically renewed for an additional two (2) year period, unless written notice is provided by either party to the other party at least ninety (90) days prior to the expiration of the initial term.

2.	Standards of Photo-finishing Services

(a)Processing. DPI agrees to provide the Photo-finishing Services in accordance with the Service Level Agreement attached hereto as Addendum C.

(b)DPI agrees that the processing quality of PhotoWorks orders will be as good as or better than the quality average of the work it produces for its other brands. To help to ensure quality standards, PhotoWorks will send in test orders periodically.

(1)

The test orders will consist of a minimum of five rolls in five different orders sent to DPI in similar fashion with the same images at the same time. This is known as a blind test. Each test will have a minimum of 10 identical or near identical images that can be printed.

(2)

Quality will be measured by the following items: proper shipping method ([**] points), color ([**] points), density ([**] points), physical properties of final product ([**] points), completeness of order ([**] points), right pictures ([**] points) and print image clarity ([**] points) - [**] points in total. In any case, all measurements have to be within DPI's ability to alter or control to make corrections from initial receipt of the order.

(3)

The evaluation and scoring will also be done by DPI personnel after PhotoWorks has completed its own judgments in a blind test as noted above. DPI will conduct its evaluations from the same orders in consultation with PhotoWorks. Each team will compare the results with each other.

(c)PhotoWorks agrees to send the results of its periodic tests to DPI with its evaluations and samples. If PhotoWorks order results are not as good or better than the other DPI brands evaluated, this test will be conducted monthly for [**] consecutive months or until PhotoWorks reasonably deems them not necessary. All materials, including the negatives, prints, packaging, dispatch envelope, inserts etc will accompany the test orders that are reviewed. If DPI is unable to meet the quality standards for [**] consecutive months, it shall be a material breach of this Agreement.

(d)DPI agrees to reprint, at no cost (processing & shipping/handling costs to customer) to PhotoWorks, (i) prints returned by customers to PhotoWorks as unsatisfactory or (ii) prints not received by PhotoWorks customers.

(e)Shipping. DPI will use its commercially reasonable efforts to ship prints according to the following terms:

(1)	DPI will offer 1st Class service, [**] Priority service, overnight service and two day service to PhotoWorks.
(2)	1st class USPS service will be used to ship orders to PhotoWorks customers [**].

3.	Pricing of Products

(a)Addendum A lists the schedule for product pricing that DPI will be charging PhotoWorks. Services and prices will be guaranteed for the term of the Agreement, provided DPI prices for photographic paper are not increased by its supplier. DPI will provide PhotoWorks with ninety (90) days written notice of any pricing increase due to an increase in photographic paper prices.

(b)Addendum B lists the schedule for shipping charges that DPI will be charging PhotoWorks.

	(c)	[**].
4.	Obligations and Undertakings of PhotoWorks

(a)Marketing. PhotoWorks is responsible for all marketing efforts to its customers and DPI has no obligation to PhotoWorks in this regard. PhotoWorks can insert up to [**] inserts (up to a maximum of [**]) in all of its outgoing orders from DPI.

(b) Technology. PhotoWorks shall be responsible for the following:
1.

Host an Order Processing Server that maintains and updates all relevant information for new and existing customers. PhotoWorks agrees to provide the data in a format that meets DPI's specifications for receiving such information.

2.

Provide DPI with an initial list of analog customers (including EZOrder information) that will be used by DPI during the order entry process and maintained in a DPI database. PhotoWorks agrees to format the list in such a way as to fit into the existing DPI customer database that DPI uses for all of it brands.

3.

Update DPI’s customer database on a near real-time basis. Any changes will be transmitted by utilizing a comma/semicolon-separated variable message sent via sockets. PhotoWorks will develop and maintain this system to DPI's specifications.

4.

Host a Customer Information Web Server that will provide DPI access to PhotoWorks customer records and allow DPI to create new customer records or modify existing customer records, including a bar code that is assigned to that customer. These changes will then be sent back to the DPI hosted customer database as described in 3 above. PhotoWorks will develop and maintain this system.

5.

Manage the process of storing images and related order information on backup tape at the DPI site. PhotoWorks will develop and maintain this system (remotely via VPN access). All tapes sent to DPI for tape backup will be blank or purged of data when received for use by DPI; however, if PhotoWorks chooses to send DPI non-purged tapes, then DPI is not responsible for any problems with the tapes and it does not constitute a breach of performance.

6.

PhotoWorks is responsible for all purchases of hardware, software, software updates, licensing, maintenance, tapes, carriers, shipping to and from DPI etc that are necessary to operate the tape system as well as the file server. PhotoWorks acknowledges that if the system does not work to their satisfaction, DPI is not responsible and this failure does not constitute a breach of performance.

	7.	PhotoWorks will be responsible for all maintenance of the file server and the tape backup system. DPI will assist PhotoWorks if possible.
8.

DPI expects PhotoWorks to provide their own file server to be the target destination for the DPI scanners. The PhotoWorks file server will provide a file share that DPI can map to using a Windows client.

(c)	DPI’s technology responsibilities:
	1.	Provide software necessary to order entry all PhotoWorks orders upon receipt of the order.
	2.	Enter orders into the DPI order entry system using customer information from a DPI maintained customer database. DPI will develop and maintain this system.
	3.	Accept updates to the customer database from PhotoWorks on a daily basis and update the DPI maintained customer database. DPI will develop and maintain this system.
	4.	DPI will use the PhotoWorks Customer Information Web Server interface to register new customers in the system.
	5.	Update PhotoWorks order transaction information by messaging that information to the PhotoWorks Order Processing Server. DPI will develop and maintain this system.
6.

DPI will use a VPN to allow PhotoWorks access to the tape backup system and scanned images for each order processed by DPI. This system will be only used for remote management and is not to be used for transmitting scanned images on a regular basis.

7.

Remove and add tapes to the tape backup system and mail tapes over-night. PhotoWorks tapes are to be sent via overnight mail on a daily basis Monday through Friday, excluding Holidays and days not worked at DPI. All costs of shipping of tapes between DPI and PhotoWorks shall be borne by PhotoWorks.

(c)Customer database. PhotoWorks shall provide DPI access to its customer information database to enable DPI to enter and process all PhotoWorks customer orders.

(d)CD’s Viewer software will be provided by PhotoWorks for use by DPI in accordance with the terms of the License Agreement attached hereto as Addendum E. PhotoWorks can update or modify the viewer software at any time provided the modification does not require a change to how images are written on the CD. All CD’s must be branded for Photo Works. Only one roll of film will be placed on each CD.

(e)Inventory. Photo Works (at its expense) will supply DPI all packaging materials necessary for the completion of their orders. This includes, but is not limited to, the outer envelope, print wallet, film mailers, order forms, receipts, film and cameras. Additionally, Photo Works (at its expense) will supply DPI all promotional inserts that are to be packaged with outgoing orders. DPI may fulfill orders of PhotoWorks owned inventory. Such inventory, under the custody of DPI, will be kept in sellable condition, with a 2% maximum shrinkage allowance. DPI will maintain inventory accuracy, and will notify PhotoWorks of inventory levels on a monthly basis. It is DPI’s responsibility to ensure that PhotoWorks inventory in its possession will have adequate insurance coverage.

(f) Customer Service. PhotoWorks will handle all tier one, customer contact, customer service and customer support.

(g)Paper. DPI will use [**] paper for all Photo Works prints, [**]. DPI will notify PhotoWorks at least ninety (90) days in advance if DPI discontinues using [**] as its paper supplier.

5.	Obligations and Undertakings of DPI

(a)DPI will scan all PhotoWorks film rolls received at 4-base. DPI will make reasonable effort to flip all upside images 180 degrees to orient them properly on the web site.

(b)DPI will make reasonable effort to rotate all vertical images on CD orders to an upright position.

(c)DPI will allow PhotoWorks reasonable access to the DPI operations during normal business hours and PhotoWorks may conduct print quality tests on site.

(d)DPI is responsible for all software necessary to order entry all PhotoWorks orders upon receipt of the order.

(e)DPI will designate an individual(s) to handle tier two customer service support working directly with representatives from PhotoWorks from [**].

6.	Operational Expectations
	(a)	All negatives will be tabbed and sleeved by DPI on original roll work.

(b)DPI will package PhotoWorks orders on stations supplied only with PhotoWorks materials.

(c)Damaged rolls: If an order is over [**] damaged, DPI will replace the roll, return the remaining photos, along with a letter of explanation, apology and a free processing certificate.

(d)Order information exchange. The parties will exchange information by sending semicolon separated variable messages via sockets.

(e)All operational expectations, including the examples sited above in 6 (a), (b), (c) and (d), as well as others such as order form enclosed, no payment method, service not available etc, will be outlined in an operational procedural manual to be developed jointly by both parties within 30 days after the transition of 75% of the work to DPI.

(f) PhotoWorks and DPI will jointly work on the reporting documents manual that will outline the information needed by both parties on a daily, weekly and monthly basis for purposes of operating their businesses within 30 days after the transition of 75% of the work to DPI.

7.	Customer Payments and Returns

(a)DPI shall process all customer payments in accordance with Addendum C and Addendum D.

(b)PhotoWorks is responsible for all customer payment issues. PhotoWorks and DPI will work together to manage all order or customer-related requests and complaints.

8.	Billings and Payment.

(a)Invoicing. DPI will invoice PhotoWorks on a [**] basis for all Photo-finishing Services, postage, shipping, handling and/or packaging charges, if applicable, payable within [**] business days of the date of the invoice. Each invoice will reflect the numbers of orders, a product description and detailed charges for each SKU.

(b)Billing Discrepancies: In the event of a billing discrepancy or difference, all invoices will be paid in full and the parties will use their best efforts to resolve the discrepancy in a timely manner.

9.	Confidentiality and Use of Intellectual Property Rights

(a)Each party acknowledges and agrees that all confidential information provided to or obtained by one party from the other party in the course of or in connection with the performance of this Agreement shall be maintained and protected in the same manner that such party protects its own confidential information and shall not be utilized by the other party other than in connection with the performance of the party's respective obligations hereunder. The foregoing shall not apply to any information that is known by the receiving party at the time of its disclosure, becomes publicly known through no wrongful act of the receiving party, or is received or developed independently of the disclosure by the other party. The confidential information shall include, among other things, the number of rolls/orders processed by DPI for PhotoWorks and all customer information.

(b)Except as provided in the License Agreement, nothing herein shall grant either party any interest in or to the trademarks, trade names, copyrights, trade secrets, patents or other intellectual property of the other party. All rights in each party's respective trademarks, trade names, copyrights, trade secrets, patents or other intellectual property right shall at all times during the term of this Agreement and thereafter be and remain the sole property of the party owning an interest in such intellectual property. Neither party shall utilize the other's intellectual property rights, except as specifically authorized in writing or hereunder.

10.	Termination

(a)Either party shall have the right to terminate this Agreement in the event of material breach by the other party if within thirty (30) days of written notice by the non-breaching party setting forth the nature of the breach, the breaching party has not cured such default unless otherwise defined within this Agreement. If, however, the breach is of a nature that cannot be reasonably cured within the thirty (30) day period, but the breaching party is diligently pursuing the cure such breach, the period for curing such breach shall be reasonably extended to allow for such cure. Notwithstanding the foregoing, delinquent payment of the bi-weekly services fees is cause for immediate termination of this Agreement.

(b)PhotoWorks may terminate this Agreement with 30 days prior written notice at any time during the first 120 days following receipt by DPI of PhotoWorks first order; provided however, termination shall be permitted only if all amounts due DPI hereunder are paid in full.

11.	Disclaimers

(a)EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY SPECIFICALLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, REGARDING THIS AGREEMENT OR PERFORMANCE OR NON-PERFORMANCE HEREUNDER, INCLUDING WITHOUT LIMITATION ALL REPRESENTATIONS AND WARRANTIES REGARDING (A) ITS WEB SITE OR ANY OF THE PRODUCTS OR SERVICES IT PROVIDES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (B) THE AMOUNT OF SALES OR PRODUCT FEES THAT MAY BE GENERATED HEREUNDER; AND (C) ANY ECONOMIC OR OTHER BENEFIT THAT THE OTHER PARTY MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

(b)NEITHER PARTY, NOR SUCH PARTY'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES, SHALL BE LIABLE TO THE OTHER PARTY HERETO OR THEIR RESPECTIVE CUSTOMERS FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, COSTS OR EXPENSES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, ARISING FROM A BREACH OR ALLEGED BREACH OF THIS AGREEMENT, OR THE USE, MARKETING, SALE OR DISTRIBUTION OF ANY PRODUCTS OR SERVICES HEREUNDER, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(c)Each party hereby acknowledges that the operation of the other party's business will not always be uninterrupted or error-free and may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control. Each party agrees to use commercially reasonable efforts to overcome and eliminate such interruptions, errors and shutdowns as soon as reasonably practicable. In the event of any operational shutdown that is anticipated to last more than [**], DPI shall notify PhotoWorks immediately. If for any reason DPI is unable to satisfy its obligations to PhotoWorks for more than [**], PhotoWorks may use another provider of Photo-finishing Services. Once DPI is able to resume satisfying its obligations to PhotoWorks then PhotoWorks shall resume its obligations to DPI as its exclusive provider under the terms of this Agreement within [**] days.

12.               Non-solicitation DPI will not promote its services or market to any PhotoWorks customers using PhotoWorks’ customer data made available to DPI in connection with this Agreement.

13.               Related Activities PhotoWorks acknowledges that DPI currently provides retail and wholesale Photo-finishing Services, including Digital Printing Services for its wholesale and retail customers. Many of the methodologies, technologies and strategies are similar to those employed by PhotoWorks in its business. Nothing in this Agreement shall in any way be construed to prevent or preclude DPI from providing the same or similar services for its own accounts or for other customers.

14.	Miscellaneous

(a)Subsequent Documents. Each of the parties hereto agrees to execute such further instruments and assurances or provide such other documents as may be reasonably necessary to effectuate the purposes of this Agreement.

(b)Entire Agreement. This Agreement (including the Schedules attached hereto and made a part hereof by reference), and the License Agreement represent the entire agreement by and among the parties hereto concerning the matters described herein. This Agreement (including the Schedules attached hereto and made a part hereof by reference) and the License Agreement revoke and supersede all prior agreements by and among the parties hereto with respect to the matters which are the subjects hereof.

(c)Benefit and Burden. All terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

(d)Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart shall be an original, but altogether shall constitute one and the same instrument.

(e)Notices. Any and all notices, requests or other communications hereunder shall be deemed to have been duly given if in writing and transmitted by personal delivery, by nationally recognized overnight carrier or by registered or certified mail, return receipt requested and first-class postage prepaid as follows:

To DPI:	District Photo, Inc.

10501 Rhode Island Avenue

Beltsville, MD 20705

Attn: Robert E. Friend, Ex VP

With copy to:	Arent Fox Kintner Plotkin & Kahn

Washington Square - Seventh Floor

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036-5339

Attn: Richard N. Gale, Esq.

To PhotoWorks	PhotoWorks, Inc.

1260 16th Avenue West

Seattle, WA 98119-3401

Attn: Philippe Sanchez, CEO

With copy to:	Heller Ehrman

701 Fifth Avenue – Suite 6100

Seattle, WA 98104-7098

Attn: David Wilson

(f) Cost and Expenses. The parties hereto shall each bear their own costs and expenses (including consultants, attorneys and accountants) incurred in connection with the transactions and agreements as provided in this Agreement.

(g)Time is of the Essence. Time is of the essence in connection with performance of all obligations specified herein.

(h)Severability; Invalidity. The severability, invalidity or unenforceability of any provision herein shall not impair the validity or enforceability of the obligations of any party hereunder.

(i) Arbitration. The parties shall meet in good faith to resolve any disputes that may arise between them and in any way relate to or arise out of the terms or provisions of this Agreement or the performance by any party of their obligations hereunder. If the parties are unable to resolve any such dispute within thirty (30) days of the first meeting held to resolve such dispute, either party shall have the right, or if a party refuses to meet within thirty (30) days of a request by the other party for a meeting to resolve such dispute, the party requesting the meeting shall have the right to request an arbitration which shall be conducted in accordance with the Rules of Arbitration of the American Arbitration Association (the "Rules") in Washington, D.C., or such other location as may be agreed between the parties. The arbitration shall be conducted by three arbitrators chosen in accordance with the Rules or, if the parties so agree, by a single arbitrator. The determination of the arbitrator(s) shall be conclusive and binding upon the parties and judgment upon the same may be entered into any court having jurisdiction thereof. Each party shall pay the fees and expenses of the arbitrator(s) as determined by the arbitrator(s). Notwithstanding the provisions of this Section, any dispute or arbitration during the term of this Agreement shall not relieve any party from its obligations hereunder.

(j) Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

IN WITNESS WHEREOF, the parties hereto have each executed this Agreement effective as of the date herein above first written.

District Photo, Inc.

By: ____________________________

Name:	__________________________
Title:	__________________________

PhotoWorks, Inc.

By: ____________________________

Name:	Philippe Sanchez

Title: President/CEO

ADDENDUM A
Description
Cost
A- The Works
2 sets of prints	4x6 24 exp	[**]
Photos on CD	4x6 36 exp	[**]
Index prints	3x5 24 exp	[**]
Pictures online (Hi Res.)	3x5 36 exp	[**]
	5x7 24 exp	[**]
	5x7 36 exp	[**]
	APS 25 exp	[**]
	APS 40 exp	[**]

B- Develop and Scan
Develop negative w/ index print (IP)	35mm 24 exp	[**]
Send negative w/ IP	35mm 36 exp	[**]
Pictures on line (Hi Res.) w/ IP	APS 25 exp	[**]

C-Prints and Slides
Prints	5X7-24 2 sets	[**]
Pictures on line (Hi Res.)	5X7-36 2 sets	[**]
Packaging	5X7-24 1 set	[**]
	5X7-36 1 set	[**]

	4x6-24 2 sets	[**]
	4x6-36 2 sets	[**]
	4x6-24 1 set	[**]
	4x6-36 1 set	[**]
[**]
	3x5-24 2 sets	[**]
	3x5-36 2 Sets	[**]
	3x5-24 1 set	[**]
	3x5-36 1 Set	[**]
[**]
	APS or Pano-24 2 sets	[**]
	APS or Pano-24 1 set	[**]

Description
Cost *
	Slides & 4x6 Prints- 24 exp	[**]
	Slides & 4x6 Prints- 36 exp	[**]
	Slides Only- 24 exp	[**]
	Slides Only- 36 exp	[**]
* Slide pricing to be [**]. [**] after time and motion study is done.

D- Add a Picture CD to any order
	POD - 24 or 36 exp	[**]

		Cost	Cost
		35 mm	Slides
E- Reprints	3-1/2x5"	[**]
From	4x6"	[**]
35mm and	Slide from negative	[**]
slides	6 wallet prints	[**]
	Photo-Pak	[**]
1-5x7" print
2-4x6" prints
10 wallet prints
From APS	APS 4x6" -C	[**]
and	APS 4x7" -H	[**]
Panoramic	APS 4x12" -P	[**]
	Panoramic 4x10"	[**]
		35 mm	APS
Enlargements	5x7"	[**]	[**]
	8x12"	[**]	[**]
	11x14"	[**]	[**]
	12x18"	[**]	N/A

Custom	5x7" (5C)	[**]
Crops	8x12" (8C)	[**]
	11x14" (11C)	[**]
35mm negatives only	12x18" (12C)	N/A

F. Digital Prints
Directly from the Internet/Server
	4D Print	[**]
	4 x 6 Print	[**]
	5 x 7 Print	[**]
	8 x 10 Print	[**]
	11 x 14 Print	[**]
	16 x 20 Poster	[**]
	20 x 30 Poster	[**]
Surfaces available: 5x7, 8x10, and 11x14 available in matte or glossy.

G. DigiFilm

	Prints from Memory Cards	[**]
	Prints from CD's	[**]

H. Order Photos on CD from existing photos
Up to 40 photos per CD

	From prints	[**]
	From slides	[**]
	From 35mm negatives	[**]

I.	E-6 Process and Mount	24 exp	[**]
		36 exp	[**]

ADDENDUM B

Schedule of Shipping Fees to PhotoWorks Photofinishing Agreement

Shipping1

There will be [**] of shipping available to PhotoWorks customers:

1) [**], 2) First Class, 3) Priority, 4) [**] shipping and, 4) Overnight Delivery.

All [**] orders will be charged $[**] based on an expected average weight of 6 oz. Every month DPI will review the print counts/weight of an average PhotoWorks order and will adjust that price if the weight goes up or goes down. First Class is available on all orders. In addition, all orders that exceed the limits of [**] mailing qualifications will be sent First Class or Priority. Currently, those orders that exceed 98 4x6 prints or orders in which packaging is greater than 1 1/4" in height are required to be sent Priority mail. DPI will provide a two-day expedited shipping option utilizing recognized carriers at the option of DPI. DPI will provide an Overnight shipping option to PhotoWorks recognized carriers at the option of DPI. Every effort will be made to complete and ship the order the same day the order is placed.

All First Class orders will be mailed at [**] per order for handling.

The actual shipping cost for all two day expedited shipping will be [**] handling charge.2

The actual shipping cost for all overnight will be [**] handling charge.3

_________________________

1 Shipping charges will be adjusted if the USPS institutes a price increase or changes regulations at any time during the contract.

2While every effort will be made to ship the order the same day it is received, this service does not guarantee that the order will be completed the same day it is received; it will be sent through the requested shipping method however when ready.

3While every effort will be made to ship the order the same day it is received, this service does not guarantee that the order will be completed the same day it is received; it will be sent through the requested shipping method however when ready.

ADDENDUM C

OPERATIONS: SERVICE & QUALITY CONTROL

1.

DPI shall develop the mail order service in accordance with its standard operating procedures, DPI shall be responsible for all operations of the mail order service DPI shall operate the mail order service in a manner that meets or exceeds the standards of quality, performance, stability, and security of its own brands.

2.	DPI will meet or exceed the following quality standards (as measured on an annualized basis):
Correct orders: [**]%
Undamaged rolls: [**]%
Turn around: [**]% in [**] for all [**] processing (excludes Bordered Prints, Slides & Prints)
Split shipments: [**]% - All split shipments within [**]
Order entry error rate: [**]% of total rolls
3.	Order processing:

Definitions.

remits – orders with no payment or short payment.

loose rolls – rolls that are separated in transit by the post office from order form or envelope.

service unavailable – a non-C-41 roll of film or a service that is not provided.

partial roll – only half the available exposures are taken.

misnotched – rolls that are very underexposed, so our automated processors cannot distinguish between frames.

stuffer – generic name for various communication pieces.

Potential Errors With Incoming Orders

remits – if an order is remitted, PhotoWorks shall notify District indicating the order must not be shipped. District must hold all remitted orders until PhotoWorks indicates that the remit has been paid for in full.

rolls received damaged – if unable to repair it, the customer receives communication explaining that the roll was received damaged and we are unable to process it. Where possible, the roll, order form and payment is returned.

no order form/instructions – the order defaults to two sets of 4x6 prints. If email address is available, the images will be scanned and archived.

no email address – the images will not be available on line. The roll however must be scanned.

service unavailable – the roll, order form and payment is returned to customer with letter of explanation.

orders wanting more than one photomail notification to multiple email addresses – the customer is instructed to email images themselves.

Potential Errors With Outgoing Orders.

damaged rolls (full) – If order is [**], and was damaged in one of the following ways: negative damage, emulsion scratch or wrong processing, the remaining photos are returned, along with a letter of explanation and apology and a free processing coupon. In addition, the account is adjusted [**].

If the order was damaged in any other way, the remaining photos are returned, along with a letter of explanation and apology and the account is adjusted for the full amount of processing damaged rolls (partial) – if [**], the remaining photos are returned with explanation and apology [**]. Depending on the amount of damage, [**] is included, or amount is applied to the account.

blank rolls –the blank negatives are returned with a 'your film was unexposed' stuffer, [**].

orders returned as undeliverable as addressed – the customer receives email or phone call communication, requesting address verification. If unable to contact, order is held until customer contacts us.

misnotched – a letter of explanation is returned to customer. An order is to be reprinted if the negs have not been cut. If the order is short [**].

ADDENDUM D

CUSTOMER PAYMENT PROCESSING

1.	DPI shall include all payment information reasonably required to account for orders received for PhotoWorks customers. The following describes how the types payments received shall be processed:

a.	Credit / Debit Card

Credit card information must be sent securely to PhotoWorks via the messaging system. PhotoWorks shall calculate the order total and charge the customer credit card the appropriate amount using the PhotoWorks payment processor.

b.	Cash / Check

Notification of Cash / Check payments received must be sent securely to PhotoWorks via the messaging system

Cash and checks received by DPI for PhotoWorks orders shall be deposited daily (within 24 hours) in an account maintained by PhotoWorks. This bank account shall be maintained at a bank local to DPI facilities.

DPI will encode all checks prior to deposit in the PhotoWorks account.

c.	ACCOUNT INFORMATION:

[**]

2.	Security
	a.	DPI shall not store credit card information insecurely
	b.	DPI agrees to comply with Visa security standards
	c.	Access to customer data is restricted to authorized personnel.

3.	Discounts/Coupons

DPI will process valid discounts/coupons according to PhotoWorks instructions.

REPORTING

DPI will provide Photo Works the following:

Weekly Reporting:

A.	Damaged roll count
B.	Split order activity
C.	Collateral Inventory Levels (weekly initially, then bi-weekly)
D.	Weekly Cash Report – detailed by day (cash, checks, coupons, and copies of deposit tickets)

Exception Reporting:

A.	Accounting of all orders not data entered.

ADDENDUM E

License Agreement

THIS LICENSE AGREEMENT (the “Agreement”) is made and entered into as of January 18, 2005, (the “Effective Date”) by and between PhotoWorks, Inc. (“PhotoWorks”) and District Photo, Inc. (“Licensee”).

In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1.

Definitions. All initially capitalized terms in this Agreement will have the meaning defined for them in this Agreement, or if not defined herein they will have the meaning defined for them in that certain Photo-Finishing Services Agreement entered into by the parties on the Effective Date (the “Photo-Finishing Agreement”).

2.

Delivery. Within 5 days after the Effective Date, PhotoWorks will deliver the Software (in object code form) to Licensee. “Software” means the CD viewer software as of the Effective Date and any updates provided by PhotoWorks at its sole discretion as delivered to Licensee by PhotoWorks pursuant to this Section 2.

3.

License Grants. Subject to Licensee’s compliance with all of this Agreement’s terms and conditions, and effective upon entering into the Photo-Finishing Agreement, PhotoWorks grants Licensee a revocable, royalty free, limited, nonexclusive, non-sublicensable, non-transferable license during the Term solely for the purpose of providing the Software to PhotoWorks customers for image management.

4.

Limitation of Rights. Licensee acknowledges that Licensee's rights in and to the Software are solely as set forth in Section 3 and do not include any rights of ownership in any of the Software. Licensee agrees that PhotoWorks owns all right, title and interest, including but not limited to copyright, patent, trade secret and all other intellectual property rights, in and to the Software and any changes, modifications or corrections thereof. Licensee hereby irrevocably assigns to PhotoWorks any and all rights it may be deemed to have in any changes, modifications or corrections to the Software, including but not limited to copyright rights, and agrees to execute all documents necessary to implement such assignment. Licensee shall not, and shall not permit any third party to, (i) modify or use the Software except to the extent provided in Section 3 or (ii) decompile, reverse engineer, disassemble or otherwise determine or attempt to determine source code (or the underlying ideas, algorithms, structure or organization) of any object code contained in the Software. Except as expressly set forth herein, Licensee will not market, sublicense, distribute, reproduce, rent, lease or offer for timesharing any Software.

5.

Copies of Software. All copies of the Software are the property of PhotoWorks. Licensee will reproduce and include any copyright, trademark and/or other proprietary notices in any form on all copies of the Software in the possession of Licensee.

6.

Disclaimer. PHOTOWORKS EXPRESSLY PROVIDES THE SOFTWARE UNDER THIS AGREEMENT PURVI1#147;AS IS,PURVI1#148; WITHOUT ANY WARRANTY OF ANY KIND. PHOTOWORKS DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, AND STATUTORY, INCLUDING ANY IMPLIED WARRANTIES, DUTIES, OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, RELIABILITY OR AVAILABILITY, ACCURACY OR COMPLETENESS OF RESPONSES, RESULTS, WORKMANLIKE EFFORT, LACK OF VIRUSES, LACK OF NEGLIGENCE, AND CORRESPONDENCE TO DESCRIPTION WITH RESPECT TO THE SOFTWARE. THERE IS NO WARRANTY OF TITLE, QUIET ENJOYMENT, OR NONINFRINGEMENT WITH RESPECT TO THE SOFTWARE.

7.

Limitations on Liability. PHOTOWORKS WILL NOT BE LIABLE FOR ANY SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES FOR LOST PROFITS, INFORMATION, AND/OR PRIVACY; BUSINESS INTERRUPTION; PERSONAL INJURY, AND ANY OTHER LOSS WHATSOEVER) ARISING OUT OF THE SOFTWARE OR THIS AGREEMENT. THIS SECTION 7 WILL APPLY EVEN IN THE EVENT OF THE FAULT, TORT (INCLUDING NEGLIGENCE), MISREPRESENTATION, STRICT LIABILITY, AND/OR BREACH OF

CONTRACT AND/OR WARRANTY OF PHOTOWORKS, AND EVEN IF PHOTOWORKS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATIONS, EXCLUSIONS, AND DISCLAIMERS WILL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EVEN IF ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE.

8.

Confidentiality. Licensee will hold in strictest confidence and will not, except as expressly permitted under this Agreement, use or disclose to any third party any “Confidential Information,” which means the specific terms of this Agreement and the Software. “Confidential Information” does not include information that was known to Licensee before PhotoWorks' disclosure without an obligation of confidentiality to PhotoWorks or its predecessor(s)-in-interest, or information that becomes publicly available through no fault of Licensee.

9.

Termination. The term of this Agreement (the “Term”) will commence on the Effective Date and will expire upon the expiration or earlier termination of the Photo-Finishing Agreement. In addition and without prejudice to any other rights, PhotoWorks may terminate this Agreement if Licensee fails to comply with this Agreement’s material terms and conditions and fails to cure that failure within 30 days after PhotoWorks provides notice of that failure. Upon expiration or termination of this Agreement for any reason, Licensee agrees to destroy all copies of the Software in Licensee’s possession, custody or control. The following sections will survive termination of this Agreement: 4, 5, 6, 7 and 9.

10.

Taxes. Licensee is solely responsible for the payment of any taxes (including sales or use taxes, intangible taxes and property taxes) resulting from Licensee's acceptance of this Agreement and use of the Software, exclusive of taxes based on PhotoWorks' income. PhotoWorks reserves the right to have Licensee pay any such taxes as they fall due to PhotoWorks for remittance to the appropriate authority. Licensee agrees to hold PhotoWorks harmless from all claims and liability arising from Licensee's failure to report or pay any such taxes.

11.	Miscellaneous.
	11.1	Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to its principles of conflicts of law.
	11.2	Assignment. Licensee may not assign, sublease or otherwise transfer this Agreement or the license granted, without PhotoWorks’ prior written consent.
	11.3	Construction. Any list of examples following terms such as “including” or “e.g.” is illustrative and not exhaustive, unless expressly qualified by terms such as “only” or “solely.”
	11.4	Severabiliy; Invalidity. The severability, invalidity or unenforceability of any provision herein shall not impair the validity or enforceability of the obligations of any party hereunder.
11.5

Entire Agreement. This Agreement constitutes the parties’ entire agreement with respect to the Software and the other subject matter hereof and supersedes all prior and contemporaneous communications and prior agreements (written or oral) between the parties regarding all such subject matter.

IN WITNESS WHEREOF, the parties hereto have each executed this License Agreement.

PhotoWorks, Inc.

By:	_______________________________
Name: _________________________
Title: __________________________

District Photo, Inc.

By: ________________________________

Name: _________________________
Title: __________________________